Contact:
Sara Buda
Lionbridge Technologies, Inc.
(781) 434-6190
sara.buda@lionbridge.com

LIONBRIDGE DELIVERS RECORD Q3 REVENUE OF $108.0 MILLION, REPORTS GAAP EPS OF ($0.02)
AND ADJUSTED NON-GAAP EPS OF $0.03, EXCLUDING RESTRUCTURING AND FAS 123R EXPENSES

Systems and Policy Migration Aligns Worldwide Operations, Simplifies Processes;
Strong Revenue Pipeline, Ongoing Technology Deployment To Drive Added Strength for 2007

WALTHAM, Mass. – November 03, 2006 — Lionbridge Technologies, Inc. (Nasdaq: LIOX) today announced financial results for the quarter ended September 30, 2006. Financial and business highlights for the quarter include:

•	Revenue of $108.0 million, an increase of $49.5 million from the quarter ended September 30, 2005.

•	GAAP net loss of $933,000, or ($0.02) per share based on 59.1 million weighted average common shares outstanding. This compares to a GAAP net loss of $2.4 million, or ($0.05) per share in the third quarter of 2005. GAAP net loss for the third quarter of 2006 includes $2.1 million of restructuring and integration costs related to the Company’s acquisition of BGS and the closure of one of its Global Development and Testing (GDT) European production centers. GAAP net loss also includes $994,000 of stock-based compensation expense related to the adoption of FAS 123 R.

•	Non-GAAP adjusted net income of $2.1 million or $0.03 per share, excluding restructuring and integration costs and excluding stock-based compensation expense related to the adoption of FAS 123 R. (See the section of this release entitled “Non- GAAP Financial Measures” and the attached table for discussion of adjusted net income and reconciliation of this measure to the comparable GAAP measure).

•	Lionbridge repaid $9.5 million of its long term debt in the quarter, resulting in an ending cash balance of $21.9 million. For the first nine months of 2006, Lionbridge has repaid $14.3 million of its long-term debt, reducing the Company’s total long term debt balance to $76.5 million.

•	Cash flow from operations of approximately $2.0 million during the quarter.

•	The Company added more than 40 customers to its Freeway language management platform during the quarter and continued to scale its Logoport web based translation memory system.

•	During the quarter the Company initiated its project management and general ledger systems migration, as previously disclosed. While this systems deployment negatively impacted productivity and gross margins during the quarter, the Company expects that this migration will simplify and automate processes while continuing to ensure an appropriate and conservative policy for recognizing revenue.

For the first nine months of 2006, the Company delivered revenue of $317.6 million, an increase of $179.0 million from the same period of 2005. Non-GAAP earnings before interest, taxes, depreciation and amortization (EBITDA) was $22.4 million for the first nine months of 2006, an increase of $19.3 million from the first nine months of 2005. (See the section of this release entitled “Non- GAAP Financial Measures” and the attached table for discussion of EBITDA and reconciliation of this measure to the comparable GAAP measure)

“We have continued to scale our Freeway language management technology and offshore model. During Q3 we initiated the final step in the integration of Lionbridge and BGS; the migration of our operational project management systems. While the initial phase of this migration caused some productivity drain during the quarter, we expect our new systems and processes to drive added efficiencies throughout 2007,” said Rory Cowan, CEO, Lionbridge. “We have secured large scale engagements with both new and existing customers. We have completed the final transformation of our GDT business to a fully enabled offshore model. And our end market demand is firm. All of these factors point to solid top line growth and margin expansion in 2007.”

The Company provided an overview of its revenue expectations for the fourth quarter with estimated revenue of $100.0 to $104.0 million, reflecting the Company’s traditional Q4 seasonality.

The Company will host a conference call today at 9:00 am ET regarding the content of this release and its business outlook. The conference call will be carried live on the Internet. Instructions for listening to the call over the Internet are available on the Investor’s page of the Lionbridge web site at http://www.lionbridge.com/webcast/nov3/ . A replay will be available at this location for one week.

Non-GAAP Financial Measures
In this release, the Company’s EBITDA and adjusted net income disclosures are not presented in accordance with generally accepted accounting principles (GAAP) and are not intended to be used in lieu of GAAP presentations of results of operations or cash provided by operating activities. EBITDA represents GAAP earnings excluding interest, taxes, depreciation and amortization expenses. Adjusted net income represents GAAP earnings excluding restructuring and integration costs and excluding stock-based compensation expense related to the adoption of FAS 123 R. Adjusted net income and EBITDA are presented because management believes these numbers provide additional information with respect to both the performance of our fundamental business activities as well as the Company’s ability to meet future debt service and working capital requirements. Management believes the adjusted net income and EBITDA information are useful to investors for these reasons. EBITDA and adjusted net income are each a non-GAAP financial measure and should not be viewed as an alternative to GAAP measures of performance. Management believes the most directly comparable GAAP financial measure to each non-GAAP financial measure is net income (loss) and has provided a reconciliation of EBITDA and adjusted net income to the Company’s GAAP net income (loss) on the last page of this press release.

About Lionbridge
Lionbridge Technologies, Inc. (NASDAQ: LIOX) is a provider of globalization and offshoring services. Lionbridge combines global resources with proven program management methodologies to serve as an outsource partner throughout a client’s product and content lifecycle — from development to globalization, testing and maintenance. Global organizations rely on Lionbridge services to increase international market share, speed adoption of global products and content, and enhance their return on enterprise applications and IT system investments. Based in Waltham, Mass., Lionbridge maintains more than 40 solution centers in 25 countries and provides services under the Lionbridge and VeriTest brands. To learn more, visit http://www.lionbridge.com.

Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties, including expected financial performance of Lionbridge in the fourth quarter and fiscal year 2007; and the expected impact of systems and policy migration.  Lionbridge’s actual experiences, actions, financial and operating results may differ materially from those discussed in the forward-looking statements.  Factors that might cause such a difference include the loss of a major client or customer; the termination of customer contracts prior to the end of their term; the size, timing and recognition of revenue from clients; Lionbridge’s inability to successfully complete the integration of Bowne Global Solutions (BGS) into Lionbridge and achieve expected synergies; Lionbridge’s ability to successfully complete operational systems deployment initiatives and related integration on a timely basis; the ability of Lionbridge to realize the expected benefits of its operational systems deployment initiatives; Lionbridge’s ability to comply with Section 404 of the Sarbanes-Oxley Act with respect to BGS’ internal controls over financial reporting; Lionbridge’s ability to resolve taxation questions regarding the BGS business; changes in tax rates applicable to the Company and changes to the interpretations of applicable tax rates; the Company’s dependence on clients’ product releases and production schedules to generate revenues; Lionbridge’s ability to accurately forecast the acquisition related restructuring costs and allocation of the purchase price, goodwill and other acquisition related intangibles and other asset adjustments, costs associated with and consequential to the acquisition; the timing and speed of customer and user acceptance of Freeway; customer delays or postponements of services using Freeway or Logoport; the failure of Freeway or Logoport to keep pace with technological changes or changing customer needs; Lionbridge’s ability to expand or accelerate user adoption of Freeway; the impact of equity-based compensation expense associated with FAS 123R; the impact of foreign currency fluctuations on its operating results and profitability and the Company’s ability to successfully manage this exposure through hedge instruments and other strategies; the size, timing and recognition of revenue from major clients; customer delays or postponements of services; costs associated with restructuring of certain European operations; risks associated with management of growth; the failure to keep pace with the rapidly changing requirements of its clients; Lionbridge’s ability to attract and retain key personnel; Lionbridge being held liable for defects or errors in its service offerings; political, economic and business fluctuations; as well as risks of additional downturns in conditions generally, and in the information technology and software industries specifically, and risks associated with competition; and Lionbridge’s ability to forecast revenue and operating results. For a more detailed description of the risk factors associated with Lionbridge, please refer to Lionbridge’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2006.

LIONBRIDGE TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(Amounts in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Revenue ........................................	$107,964	$58,417	$317,612	$138,575
Operating expenses:
Cost of revenue (excluding depreciation and amortization shown separately below) ........................................	72,445	38,211	209,219	90,718
Sales and marketing ........................................	7,274	5,136	22,463	13,135
General and administrative ........................................	18,882	11,728	55,664	28,020
Research and development ........................................	689	449	2,173	832
Depreciation and amortization ........................................	1,323	916	4,228	2,144
Amortization of acquisition-related intangible assets .....................	2,177	630	6,529	648
Merger, restructuring and other charges ........................................	2,055	1,879	3,466	2,328

Total operating expenses ........................................	104,845	58,949	303,742	137,825

Income (loss) from operations ........................................	3,119	(532)	13,870	750
Interest expense:
Interest on outstanding debt ........................................	1,984	629	5,890	629
Amortization of deferred financing costs and discount on debt ...	257	64	717	64
Interest Income ........................................	146	147	332	483
Other expense, net ........................................	1,091	246	2,236	468

Income (loss) before income taxes ........................................	(67)	(1,324)	5,359	72
Provision for income taxes ........................................	866	1,120	4,297	1,347

Net income (loss) ........................................	$(933)	$(2,444)	$1,062	$(1,275)

Net income (loss) per share of common stock:
Basic	$(0.02)	$(0.05)	$0.02	$(0.03)
Diluted	$(0.02)	$(0.05)	$0.02	$(0.03)
Weighted average number of common shares outstanding:
Basic	59,062	50,362	58,931	48,135
Diluted	59,062	50,362	60,784	48,135

LIONBRIDGE TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(Amounts in thousands)

	September 30,	December 31,
	2006	2005
ASSETS
Current assets:
Cash and cash equivalents ........................................	$21,877	$25,147
Accounts receivable, net of allowances of $726 at September 30, 2006 and December 31, 2005, respectively...................	66,743	68,017
Work in process ........................................	36,035	25,759
Other current assets ........................................	8,755	7,446

Total current assets	133,410	126,369
Property and equipment, net ........................................	13,178	14,002
Goodwill ........................................	130,949	130,982
Other intangible assets, net ........................................	39,061	45,590
Other assets ........................................	3,286	3,034

Total assets ........................................	$319,884	$319,977

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term debt and current portion of long-term debt ...................	$959	$1,195
Accounts payable ........................................	19,622	14,809
Accrued compensation and benefits ........................................	17,452	17,969
Other accrued expenses and current liabilities ...........................	29,053	26,637
Deferred revenue ........................................	5,750	8,577

Total current liabilities ........................................	72,836	69,187
Long-term debt, less current portion ........................................	76,523	90,268
Deferred income taxes, long-term ........................................	8,076	7,420
Other long-term liabilities ........................................	3,489	3,367

Total stockholders’ equity ........................................	158,960	149,735

Total liabilities and stockholders’ equity ..............................	$319,884	$319,977

Reconciliation of GAAP Net Income (Loss) to Adjusted Net Income (Loss) -Unaudited

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Net income (loss) ........................................	$(933)	$(2,444)	$1,062	$(1,275)
Items included in net income above:
Merger, restructuring and other charges .......................................	2,055	1,879	3,466	2,328
Stock-based compensation for stock options impact of FAS 123 R	994	—	2,553	—

Adjusted net income (loss)	$2,116	$(565)	$7,081	$1,053

Net income (loss) per share of common stock:
Basic	$0.04	$(0.01)	$0.12	$0.02
Diluted	$0.03	$(0.01)	$0.12	$0.02
Weighted average number of common shares outstanding:
Basic	59,062	50,362	58,931	48,135
Diluted	60,823	50,362	60,784	50,483

Reconciliation of GAAP Net Income (Loss) to EBITDA -Unaudited

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Net income (loss) ........................................	$(933)	$(2,444)	$1,062	$(1,275)
Depreciation and amortization ........................................	1,323	916	4,228	2,144
Amortization of acquisition-related intangible assets .....................	2,177	630	6,529	648
Provision for income taxes ........................................	866	1,120	4,297	1,347
Interest on outstanding debt ........................................	1,984	629	5,890	629
Amortization of deferred financing costs ........................................	257	64	717	64
Interest income ........................................	146	147	332	483

EBITDA ........................................	5,528	768	22,391	3,074
Items included in net income (loss) above:
Merger, restructuring and other charges .......................................	2,055	1,879	3,466	2,328
Stock-based compensation for stock options impact of FAS 123 R...	994	—	2,553	—

Adjusted EBITDA	$8,577	$2,647	$28,410	$5,402